Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the following Entertainment Distribution Company, Inc. Registration Statements:
•	Registration Statement Number 33-68766 on Form S-8 dated September 14, 1993 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003),

•	Registration Statement Number 333-04635 on Form S-8 dated May 28, 1996 (amended by Post-Effective Amendment Number 1 on Form S-8 dated May 22, 1998 and Post-Effective Amendment Number 2 on Form S-8 dated August 8, 2003),

•	Registration Statement Number 333-38169 on Form S-8 dated October 17, 1997 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003),

•	Registration Statement Number 333-56375 on Form S-8 dated June 9, 1998,

•	Registration Statement Number 333-81161 on Form S-8 dated June 21, 1999 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003),

•	Registration Statement Number 333-81155 on Form S-8 dated June 21, 1999 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003),

•	Registration Statement number 333-37446 on Form S-8 dated May 19, 2000 (amended by Post-Effective Amendment Number 1 on Form S-8 dated August 8, 2003),

•	Registration Statement Number 333-107786 on Form S-8 dated August 8, 2003, and

•	Registration Statement Number 333-107789 on Form S-8 dated August 8, 2003 of our reports dated March 11, 2008, with respect to the consolidated financial statements of Entertainment Distribution Company, Inc., and the effectiveness of internal control over financial reporting of Entertainment Distribution Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2007.
/s/ Ernst & Young LLP
Indianapolis, Indiana
March 11, 2008